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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Genesis Direct, Inc. of our reports: dated February 16, 1998, with respect to the financial statements and schedule of Genesis Direct, Inc.; dated June 6, 1997, with respect to the financial statements of Manny's Baseball Land, Inc.; dated January 30, 1998 with respect to the financial statements of Select Service & Supply Co., Inc. appearing in the Prospectus, which is a part of Registration Statement No. 333-47455 of Genesis Direct, Inc. and to the reference to our firm under the caption "Experts" appearing therein.


Hackensack, New Jersey                            /s/ Ernst & Young
May 7, 1998